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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                   _________


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 19, 1996

                          ROADMASTER INDUSTRIES, INC.
             (Exact name of Registrant as Specified in its Charter)


                                   __________


         DELAWARE                         0-16482                 84-1065239
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             250 SPRING STREET, N.W
                                 SUITE 3 SOUTH
                             ATLANTA, GEORGIA 30303
                                 (404) 586-9000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                                  ___________


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 19, 1996, Roadmaster Industries, Inc. (the "Company") entered into a binding letter of intent with Brunswick Corporation ("Brunswick"), pursuant to which Brunswick is to acquire all of the assets of the Company's Nelson/Weather-Rite, Inc. subsidiary for $120,000,000 in cash or the assumption of bank debt acceptable to the Company or a combination thereof. The purchase price is subject to adjustment for changes in working capital as of the Closing Date. Such letter of intent was approved by the Company's Board of Directors on January 19, 1996. The transaction is subject to execution of a definitive purchase agreement and satisfaction of certain conditions set forth in the letter of intent.

ITEM 5.  OTHER EVENTS

         Separately, the Company noted that demand for its bicycle and toy products met or exceeded expectations resulting in continued market share gains among domestic bicycle producers. Nevertheless, despite strong performance in bicycle and toys, Roadmaster announced that revenues for the fourth quarter and full year are expected to total approximately $206 million and $730 million, respectively, which would be below previous projections of $750 million for full year revenue. Roadmaster anticipates reporting a loss for the fourth quarter and the fiscal year ended December 31, 1995.

         Roadmaster reported a loss of $9.3 million for the first nine months ended September 30, 1995. The revenue shortfall and losses came predominantly from the Company's Fitness Division product lines, which included the integration of DP. Additionally, intense competitive pressures and an overall weak retail sales environment were contributing factors.

         As a result of anticipated fiscal 1995 results, the Company announced operational initiatives designed to reduce fixed cost levels and enhance competitiveness in the Fitness Division. These actions include the planned closing of Roadmaster's Tyler, Texas fitness manufacturing facility, the elimination of approximately 600 positions, and consolidation of its fitness production at the Opelika, Alabama plant. The consolidation at Opelika is expected to be finished by mid-year 1996. In addition, the Company intends to down-size certain operations, including the lamp operations and distribution functions. These restructuring initiatives will result in a one-time charge to 1995 net income.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The Company stated it was not practicable to file at this time the information required by Item 7 and that all information required by Item 7 will be furnished within sixty (60) days of this report.

EXHIBITS

10.1             Letter of Intent

99.1             Press Release

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ROADMASTER INDUSTRIES, INC.



Date:    January 22, 1996                     By:   /s/ Jeff L. Hinton
                                                 -------------------------------
                                                      Jeff L. Hinton
                                                      Director of
                                                      Plans, Programs and
                                                      Corporate Development




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